                                                                EXHIBIT 8
       August ___, 1995                                         [DRAFT]



       Internal Revenue Service
       Associate Chief Counsel (Domestic)
       Attention CC:DOM:CORP:T
       Post Office Box 7604
       Ben Franklin Station
       Washington, D.C.  20044

            RE:  Old National Bancorp
                 EIN: 35-1539838
                 The First National Bank of Harrisburg
                 EIN: 31-1267219
                 Shawnee Bancorp, Inc.
                 EIN:
                 The Bank of Harrisburg
                 EIN: 37-0865793

       Ladies and Gentlemen:

            Old National Bancorp, a bank holding company ("ONB"), The First National Bank of Harrisburg, a national banking association and a wholly-owned subsidiary of ONB ("First National"), Shawnee Bancorp, Inc., a bank holding company ("Shawnee"), The Bank of Harrisburg, an Illinois chartered bank and a ninety-eight and one-half percent (98.5%) owned subsidiary of Shawnee ("Harrisburg"), and their respective shareholders, respectfully request your rulings as to the federal income tax consequences of significant subissues of the proposed transaction hereinafter described.

            In summary, the proposed transaction involves the following transactions in the following order: (1) the merger of Shawnee with and into ONB ("Company Merger"), with ONB as the surviving entity ("Surviving Company"), and (2) immediately after the first merger, Harrisburg will merge with and into First National ("Bank Merger"), with First National as the surviving entity ("Surviving Bank"). In consideration of the proposed transaction, non-dissenting Shawnee shareholders will receive
       solely ONB voting common stock.   Except for two (2) individual minority
       shareholders who own common stock of both Harrisburg and Shawnee who will receive ONB voting common stock, the 101 individual minority shareholders of Harrisburg will receive cash.

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 9

       A.   ONB
            ---

            ONB has its principal office at 420 Main Street, Evansville, Indiana 47708, and the District Director at Indianapolis, Indiana has audit jurisdiction. Its employer identification number is 35-1539838. The telephone number for ONB is (812) 464-1434.

            ONB is a corporation duly organized and existing under the laws of the State of Indiana, and is a registered multi-bank holding company under the Bank Holding Company Act of 1956, as amended. As of December 31, 1994, ONB had 30,000,000 shares of voting no par value common stock authorized, of which 21,896,972 shares were issued and outstanding. ONB common stock is traded and stock prices are reported on the NASDAQ National Market System. No shareholder of ONB holds five percent (5%) or more of ONB's outstanding common stock.

            ONB also has 2,000,000 shares of no par value preferred stock authorized, of which 200,000 shares have been designated as Series A preferred stock. The preferred stock has no stated dividend rate. No shares of ONB preferred stock have been issued, and ONB presently has no intent and no commitments to issue any of such shares. However, during the first fiscal quarter of 1990, ONB declared and paid a dividend in the form of rights ("Rights") to purchase shares of its Series A preferred stock pursuant to a Rights Agreement. One Right was issued for each outstanding share of ONB common stock. Subsequent issuances of ONB common stock also included such Rights. Each Right entitles the holder thereof, upon the occurrence of certain events involving a change in control of ONB, to purchase from ONB 1/100 of a share of the Series A preferred stock at an initial purchase price equal to $60.00, subject to adjustment. Unless earlier exercised or redeemed, the Rights will expire at the close of business on March 1, 2000. A Right is transferred automatically with a transfer of each underlying share of ONB common stock, and future issuances of ONB common stock will also include such Rights.

            ONB is subject to primary regulatory federal supervision and examination by the Board of Governors of the Federal Reserve System ("Federal Reserve"). ONB maintains its accounting on a calendar year basis, and computes its income under the accrual method of accounting. ONB is the parent corporation of an affiliated group of subsidiaries consisting of twenty-three (23) operating banks, one insurance company, one realty company, three (3) national trust companies, and one data processing company (collectively, the "ONB Group"). The ONB Group files a consolidated federal income tax return and will continue to file consolidated federal income tax returns after the Company and Bank Merger. ONB has been in existence since approximately July, 1982. A Consolidated Balance Sheet and Consolidated Income Statement of ONB as of December 31, 1994 are attached hereto and designated, respectively, as Exhibits "A" and "B".

       B.   First National
            --------------

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 10

            First National has its principal office at 2 East Locust Street, Harrisburg, Illinois 62946, and the District Director at Indianapolis, Indiana, has audit jurisdiction. Its employer identification number is 31-1267219. The telephone number for First National is (618) 253-7611.

            First National is a national banking association organized under the laws of the United States of America pursuant to the provisions of and with the effect provided in the National Bank Act, as amended. First National does not own or operate any subsidiaries. All of the issued and outstanding shares of First National capital stock are owned by ONB. First National is subject to primary federal regulatory federal supervision and examination by the Office of the Comptroller of the Currency ("OCC").

            First National maintains its accounting on a calendar year basis, and computes its income under the accrual method of accounting. First National is a subsidiary corporation of ONB. First National files as a member of the ONB consolidated federal income tax return. First National has been in existence since approximately 1876. A Balance Sheet and Profit and Loss Statement of First National as of December 31, 1994 are attached hereto and designated, respectively, as Exhibits "C" and "D".

            On May 30, 1989 First National became a subsidiary of ONB as part of a tax-free reorganization pursuant to Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended ("Code") in which First National merged with and into Harrisburg Merger Bank, National Association, a wholly-owned subsidiary of ONB.

       C.   Shawnee
            -------

            Shawnee has its principal office at 2 West Walnut Street, Harrisburg, Illinois 62946, and the District Director at
       _____________________________, _______________________ has audit jurisdiction. Its employer identification number is ____________________________________. The telephone number for Shawnee is (618) 253-7693.

            Shawnee is a corporation duly organized and existing under the laws of the State of Illinois, and is a registered bank holding company under the federal Bank Holding Company Act of 1956, as amended. As of December 31, 1994, Shawnee had 200,000 shares of voting $.50 par value common stock authorized, of which 118,000 shares were issued and outstanding.

            Shawnee common stock is not actively traded and there has never been an established public trading market for its stock. As of December 31, 1994, the below shareholders held five percent (5%) or more of Shawnee's common stock.

 Name                              Taxpayer    Number of    Percentage
 ----                                I.D.       Shawnee   of Outstanding
                                    Number      Shares        Shares
                                   ---------   ---------  --------------

- ------------------------------------------------------------------------

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 11

     Lannie Gribble(1)            ###-##-####     15,000     12.72%

     George Rawlinson             ###-##-####     10,000      8.47%

     Dr. Charles E. Seten, III    ###-##-####     15,000     12.72%

     William E. Cook              ###-##-####     15,000     12.72%

     David H. Clemmons            ###-##-####     15,000     12.72%

     Larry J. Perrotto            ###-##-####     15,000     12.72%

     Fred G. Denny                ###-##-####     10,000      8.47%

     John Satterwhite             ###-##-####     15,000     12.72%


       (1) Stifel Nicolaus is custodian for the Val Gribble IRA Rollover Account, which holds an additional 5,000 shares of Shawnee common stock.

            Shawnee has no class or series of capital stock authorized other than the common stock. There are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of Shawnee common stock, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of Shawnee, by which Shawnee is or may become bound.

            Shawnee is subject to primary federal regulatory supervision and examination by the Federal Reserve. Shawnee maintains its accounting on a calendar year basis, and computes its income under the accrual method of accounting. Shawnee is the parent corporation of one (1) operating bank (collectively, the "Shawnee Group"). The Shawnee Group files a consolidated federal income tax return. Shawnee has been in existence since approximately 1991. A Consolidated Balance Sheet and Consolidated Income Statement of Shawnee as of December 31, 1994 are attached hereto and designated, respectively, as Exhibits "E" and "F".

       D.   Harrisburg
            ----------

            Harrisburg has its principal office at 2 West Walnut Street, Harrisburg, Illinois 62946, and the District Director at
       _______________________, _________________, has audit
       jurisdiction. Its employer identification number is 37-0865793. The telephone number for Harrisburg is (618) 253-7693.

            Harrisburg is an Illinois chartered bank organized under the laws of the State of Illinois. Harrisburg does not own or operate any subsidiaries. As of December 31, 1994, Harrisburg had 445,766 shares of voting $1.00 par value common stock authorized,

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 12

       439,080 of which shares are validly issued to Shawnee and 6,686 of which shares are validly issued to 103 other individual minority shareholders. Harrisburg common stock is not actively traded and there has never been an established public trading market for the stock. Shawnee owns approximately ninety eight and one-half percent (98.5%) of Harrisburg's outstanding common stock. Harrisburg has no class or series of capital stock authorized other than the common stock. There are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of the Harrisburg common stock, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of Harrisburg, by which Harrisburg is or may become bound.

            Harrisburg is subject to primary federal regulatory supervision and examination by the Federal Deposit Insurance Corporation ("FDIC"). Harrisburg maintains its accounting on a calendar year basis, and computes its income under the accrual method of accounting. Harrisburg is a subsidiary corporation of Shawnee. Harrisburg files as a member of the Shawnee consolidated federal income tax return. Harrisburg has been in existence since approximately May, 1965. A Balance Sheet and Profit and Loss Statement of Harrisburg as of December 31, 1994 are attached hereto and designated, respectively, as Exhibits "G" and "H".

            On September 16, 1991, Harrisburg became a subsidiary of Shawnee as part of a tax-free reorganization pursuant to Section 351 of the Code in which certain individual investors formed Shawnee and acquired control of Harrisburg, all pursuant to that certain Assistance Agreement Among FDIC, First State Bank and Trust, Shawnee and the Investors dated September 16, 1991.


                               BUSINESS PURPOSES
                               -----------------

            The entities submitting this request desire to reorganize their stock interests to accomplish the following business objectives:

            1. To obtain greater financial and managerial strength for future growth and to achieve economies of scale and other operational benefits.

            2. To allow ONB, First National, Shawnee and Harrisburg to compete more effectively with other financial institutions and financial services providers and to enable Harrisburg to provide new or broader services to its customers.

            3. To provide the shareholders of Shawnee and Harrisburg an interest in a more widely held enterprise that is potentially more liquid than Shawnee and Harrisburg common stock.

            4. To allow ONB greater access to the financial services market in the Harrisburg, Illinois area.

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 13

                              PROPOSED TRANSACTION
                              --------------------

            To accomplish the objectives specified above, ONB, First National, Shawnee and Harrisburg have entered into the Agreement of Affiliation and Merger ("Agreement"), a copy of which is attached hereto and designated as Exhibit "I".

            Transaction 1 - Company Merger. Pursuant to the Agreement, the Company Merger will involve the merger of Shawnee with and into ONB, with ONB as the surviving bank holding company. ONB will continue its corporate existence under the laws of the State of Indiana, and as a registered multi-bank holding company under the Bank Holding Company Act of 1956, as amended.

            On the effective date of the Company Merger, each issued and outstanding share of Shawnee common stock shall be converted into the right to receive such number of shares of ONB common stock equal to the quotient arrived at by dividing (a) Forty-One Dollars ($41.00) by (b) the Market Value (as defined below) of ONB common stock ("Exchange Ratio"). The "Market Value" of ONB common stock shall be the average of the per share closing prices of ONB common stock, as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System for the first five (5) business days on which shares of ONB common stock are traded within the ten (10) calendar days immediately preceding the effective date of the Company Merger. The aggregate Market Value of all of the shares of ONB common stock to be exchanged in the Company Merger, calculated pursuant to the Exchange Ratio, and including those shares of Harrisburg common stock beneficially held of record by two (2) shareholders of Shawnee exchanged for ONB common stock instead of cash, shall not exceed $4,841,026.

            No fractional shares of ONB common stock will be issued with respect to fractional share interests arising from the Exchange Ratio specified above. Rather, any shareholder of Shawnee entitled to a fractional share interest will receive cash in lieu thereof in an amount equal to such fraction multiplied by the Market Value of ONB common stock. The payment of cash in lieu of fractional share interests of ONB common stock is solely for the purpose of avoiding the expense and inconvenience to ONB of issuing fractional shares and does not represent separately bargained-for consideration.

            No cash or other property, except for ONB common stock and cash paid in lieu of fractional shares, will be allocated to the shareholders of Shawnee. Shareholders of Shawnee who properly exercise and perfect statutory dissenters' rights shall have the rights accorded to dissenting shareholders under Article 11 of the Illinois Business Corporation Act of 1983, as amended.

            The Agreement will be submitted to the shareholders of Shawnee for approval at a meeting called and held in accordance with applicable law and the Articles of Incorporation and By-Laws of Shawnee. Approval of the Company Merger by the shareholders of ONB is not contemplated or required. The Company Merger requires approval by the Boards of Directors of ONB and Shawnee.

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 14

            The proposed Transaction 1 Company Merger is subject to approval by the Federal Reserve and the Illinois Commissioner of Banks and Trust Companies ("ICBT").

            Transaction 2 - Bank Merger. Pursuant to the Agreement, and immediately following the Company Merger, Harrisburg will be merged with and into First National pursuant to the federal law of the United States, with First National as the surviving bank. First National shall continue its corporate existence as a national banking association under the laws of the United States of America pursuant to the provisions of and with the effect provided in the National Bank Act, as amended.

            As ONB will beneficially own 98.5% of the shares of Harrisburg common stock after and by virtue of consummation of the Company Merger, no additional consideration will be given for the shares of Harrisburg common stock owned by ONB. Each outstanding share of Harrisburg common stock issued to 101 minority shareholders of Harrisburg (out of a total of 103 minority shareholders), who in the aggregate beneficially own ______________ shares, or _______% of the total number of issued and outstanding shares, of Harrisburg common stock, shall be converted into the right to receive from ONB the amount of Seventeen Dollars ($17.00) in cash. The aggregate amount ONB shall pay to the minority shareholders of Harrisburg in consideration of the Bank Merger shall not exceed $110,636. In addition, two shareholders, who are shareholders of record of both Shawnee and Harrisburg, may exchange their shares of Harrisburg common stock for such number of shares of ONB common stock which is equal to the quotient arrived at by dividing (i) Seventeen Dollars ($17.00) by (ii) the Market Value of ONB common stock.

            No fractional shares of ONB common stock will be issued with respect to fractional share interests arising from the exchange ratio for the two minority shareholders specified above. Rather, any shareholder of Harrisburg entitled to a fractional share interest will receive cash in lieu thereof in an amount equal to such fraction multiplied by the Market Value of ONB common stock. The payment of cash in lieu of fractional share interests of ONB common stock is solely for the purpose of avoiding the expense and inconvenience to ONB of issuing fractional shares and does not represent separately bargained-for consideration.

            Except for ONB common stock, cash paid to Harrisburg minority shareholders and cash paid in lieu of fractional shares, no cash or other property will be allocated to the shareholders of Harrisburg. Shareholders of Harrisburg who properly exercise and perfect statutory dissenters' rights shall have the rights accorded to dissenting shareholders under Chapter 205 of the Illinois Banking Act, as amended and Section ____ of the National Bank Act, as amended.

            The Agreement will be submitted to the shareholders of Harrisburg for approval at a meeting called and held in accordance with applicable law and the Charter and By-Laws of Harrisburg. Approval of the Agreement by the shareholders of ONB is not contemplated or required. Approval of the Agreement by ONB as the sole shareholder of First National is required and will be obtained. The Bank Merger requires approval by the

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 15

       Boards of Directors of First National and Harrisburg. The proposed Transaction 2 Bank Merger is subject to approval by the OCC, ICBT and FDIC.

            ONB and First National are currently studying the status of the locations of the Harrisburg branches. ONB and First National have no current intent to dispose of any of the assets to be acquired by First National in the proposed Transaction 2 Bank Merger. However, ONB and First National are reviewing the operation of all branch locations and are considering whether any branch locations should be closed or sold. Any decision by the management of ONB and First National will be made in the ordinary course of business based on, among other factors, the desirability to consolidate branches that may be in close proximity to one another.

             SIGNIFICANCE OF SUBISSUE AND AUTHORITY FOR SERVICE TO
             -----------------------------------------------------
                     RULE IN FAVOR OF PROPOSED TRANSACTION.
                     --------------------------------------

            The taxpayers are aware that reorganizations under Section 368(a)(2)(A) of the Code and Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(D) of the Code similar to the transactions contemplated under Transaction 1 and 2 are within an area in which private letter rulings will not be issued by the Internal Revenue Service ("Service"). However, the Service does, in specified instances, rule on subissues involved in such reorganizations.


                                   Subissues
                                   ---------

            The taxpayers have stated below in representation 1 that to the best of their knowledge and belief that Transaction 1 qualifies as a tax-free reorganization under Section 368(a)(1)(A) of the Code. In addition, the taxpayers have stated below in representation 16 that to the best of their knowledge and belief that Transaction 2 qualifies as a tax-free reorganization under Section 368(a)(1)(A) of the Code by reason of
       Section 368(a)(2)(D) of the Code. The Taxpayers request rulings as to the following subissues:

            1. The rulings requested with respect to this Transaction 1 are requested only with respect to the subissue of continuity of interest requirement set forth in Treasury Regulation Section 1.368(1)(b) arising from the proposed transaction contemplated in the Transaction 2 Bank Merger.

            2. The rulings requested with respect to this Transaction 2 are requested with respect to the subissue arising from the proposed transaction contemplated in the Transaction 1 Company Merger.

            3. The rulings requested with respect to this Transaction 2 are requested with respect to the subissue of the "substantially all" requirements of Section 368(a)(2)(D) of the Code arising from the proposed transaction contemplated in the Transaction 2 Bank Merger.

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 16

       The effect, if any, of the proposed Transaction 2 Bank Merger upon the Transaction 1 Company Merger is significant because of the importance to the taxpayers and their respective shareholders that the Company and Bank Merger qualify as a tax-free reorganization.

            The taxpayers and their representatives are unable to locate adequate authority directly establishing that the proposed Transaction 2 Bank Merger does not adversely affect the tax-free status of the Transaction 1 Company Merger because of the subissues noted above. However, the taxpayers and their representatives believe that where all requirements of Section 368(a)(1)(A) of the Code and related Regulations have otherwise been satisfied, the proposed Transaction 2 Bank Merger should not adversely affect the Transaction 1 Company Merger. The result of the Transaction 1 Company Merger is that Shawnee shareholders will receive only ONB common stock and the shareholders of Shawnee will continue as ONB shareholders having an interest in all of the assets of Shawnee, including Harrisburg as part of First National.

            The taxpayers and their representatives are unable to locate adequate authority directly establishing that the proposed Transaction 1 Company Merger does not adversely affect the tax-free status of the Transaction 2 Bank Merger. However, the taxpayers and their representatives believe that where all requirements of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and related Regulations have otherwise been satisfied, the proposed Transaction 1 Company Merger should not adversely affect the Transaction 2 Bank Merger.

            The taxpayers and their representatives cannot locate any authority in the Code, Regulations, Revenue Rulings or cases stating that the proposed Transaction 1 and 2 violate the Service's tax-free reorganization rules, including the subissues noted above. However, the taxpayer recognizes that the tax-free reorganization rules are strictly construed. In addition, the Service has ruled in this area since the Service adopted its no ruling position with regard to tax-free reorganizations. It is noted that the Service ruled on these subissues in similar transactions in Private Letter Rulings 9529034 (July 21,
       1995), 9510054 (March 10, 1995), 9446013 (November 18, 1994) and 9448037
       (December 2, 1994). These private letter rulings cannot be cited as precedential authority by the present or other taxpayers. It is significant that the Service in these private letter rulings considered the fact that a merger of two bank holding companies and the merger of two subsidiary banks presented sufficiently significant subissues to merit specifically ruling that each of these reorganizations qualified as tax-free reorganizations.

            Therefore, the Service should rule that the proposed Transaction 2 Bank Merger and the receipt of ONB stock by Shawnee shareholders in the Company Merger will not cause the Company Merger to fail to satisfy the continuity of interest requirement. Further, the Service should rule that the proposed Transaction 1 Company Merger will not prevent the Bank Merger from qualifying as a tax-free reorganization. In addition, the Service should rule that the exchange of Harrisburg stock for ONB stock pursuant to the Bank Merger will not cause the Bank Merger to fail to satisfy the "substantially all" requirement.

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 17

                                REPRESENTATIONS
                                ---------------

            In connection with proposed Transaction 1 Company Merger, the following representations are hereby made pursuant to Revenue Procedure 95-3, Section 3.01 (24), 1995-1 C.B. ____ and Revenue Procedure 86-42,
       Section 7.03, 1986-2 C.B. 722. These representations are made on the basis of the requirements of the indicated revenue procedures for purposes of a ruling under Code Section 368(a)(1)(A).

       LEGEND:  ONB = PARENT
                FIRST NATIONAL = SUB
                SHAWNEE = TARGET
                HARRISBURG = TARGET SUB


            1. To the best of the taxpayers' knowledge and belief, the Company Merger will qualify as a reorganization under Section 368(a)(1)(A) of the Code, provided the Service rules as requested.

            2. The fair market value of the ONB stock and other consideration received by each Shawnee shareholder will be approximately equal to the fair market value of the Shawnee common stock surrendered in the exchange.

            3. There is no plan or intention by the shareholders of Shawnee who own 1 percent or more of the Shawnee common stock, and to the best of the knowledge of the management of Shawnee, there is no plan or intention on the part of the remaining shareholders of Shawnee to sell, exchange, or otherwise dispose of a number of shares of ONB common stock received in the transaction that would reduce the Shawnee shareholders' ownership of ONB common stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding common stock of Shawnee as of the same date. For purposes of this representation, shares of Shawnee common stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of ONB common stock will be treated as outstanding Shawnee common stock on the date of the transaction, moreover, shares of Shawnee common stock and shares of ONB common stock held by Shawnee shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

            4. ONB has no plan or intention to reacquire any of its common stock issued in the transaction. ONB may, however, acquire shares of ONB common stock on a periodic basis through purchases on an anonymous basis on the open market at open market prices.

            5. ONB has no plan or intention to sell or otherwise dispose of any of the assets of Shawnee acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 18

            6. The liabilities of Shawnee assumed by ONB and the liabilities to which the transferred assets of Shawnee are subject were incurred by Shawnee in the ordinary course of its business.

            7. Following the transaction, ONB will continue the historic business of Shawnee or use a significant portion of Shawnee's historic business assets in a business.

            8. ONB, Shawnee and the shareholders of Shawnee will pay their respective expenses, if any, incurred in connection with the transaction.

            9. There is no intercorporate indebtedness existing between Shawnee and ONB that was issued, acquired, or will be settled at a discount.

            10. No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

            11. Shawnee is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

            12. The fair market value of the assets of Shawnee transferred to ONB will equal or exceed the sum of the liabilities assumed by ONB plus the amount of liabilities, if any, to which the transferred assets are subject.

            13. The payment of cash in lieu of fractional shares of ONB common stock resulting from the exchange ratio is solely for the purpose of avoiding the expense and inconvenience to ONB of issuing fractional shares of ONB common stock and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Shawnee shareholders instead of issuing fractional shares of ONB common stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the Shawnee shareholders in exchange for their shares of Shawnee common stock. The fractional share interest of each Shawnee shareholder will be aggregated, and no Shawnee shareholder will receive cash in an amount equal to or greater than the value of one (1) full share of ONB common stock.

            14. None of the compensation received by any shareholder-employee of Shawnee will be separate consideration for, or allocable to, any of their shares of Shawnee common stock; none of the shares of ONB common stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

            15. The shareholders of Shawnee (immediately prior to the Company Merger) receiving shares of ONB common stock will not own (immediately after the Company Merger) more than fifty percent (50%) of the fair market value of the common stock of ONB.

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 19

            In connection with proposed Transaction 2 Bank Merger, the following representations are hereby made pursuant to Revenue Procedure 95-3,
       Section 3.01 (24), 1995-1 C.B. ____ and Revenue Procedure 86-42, Section 7.03, 1986-2 C.B. 722. These representations are made on the basis of the requirements of the indicated revenue procedures for purposes of a ruling under Code Sections 368(a)(1)(A) and 368(a)(2)(D).

       LEGEND:  ONB = PARENT
                FIRST NATIONAL = SUB
                SHAWNEE = TARGET
                HARRISBURG = TARGET SUB

            16. To the best of the taxpayers' knowledge and belief, the Bank Merger will qualify as a reorganization under Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(D) of the Code, provided the Service rules as requested.

            17. As ONB owns 100 percent of the common stock of First National, no additional First National capital stock is being issued or exchanged.

            18. There is no plan or intention by the shareholders of Harrisburg who own 1 percent or more of the Harrisburg common stock, and to the best of the knowledge of the management of Harrisburg, there is no plan or intention on the part of the remaining shareholders of Harrisburg to sell, exchange or otherwise dispose of a number of shares of ONB common stock received in the transaction that would reduce the Harrisburg shareholders' ownership of ONB common stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding common stock of Harrisburg as of the same date. For purposes of this representation, shares of Harrisburg common stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of ONB common stock will be treated as outstanding Harrisburg common stock on the date of the transaction. Moreover, shares of Harrisburg common stock and shares of ONB common stock held by Harrisburg shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

            19. First National will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Harrisburg immediately prior to the transaction. For purposes of this representation, amounts paid by Harrisburg to dissenters, amounts paid by Harrisburg to shareholders who receive cash or other property, Harrisburg assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Harrisburg immediately preceding the transfer, will be included as assets of Harrisburg held immediately prior to the transaction.

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 20

            20. Prior to the transaction, ONB will be in control of First National within the meaning of Section 368(c) of the Code.

            21. Following the transaction, First National will not issue additional shares of its common stock that would result in ONB losing control of First National within the meaning of Section 368(c) of the Code.

            22. First National has no plan or intention to reacquire any of its common stock constructively issued in the Bank Merger. ONB has no plan or intention to reacquire any of its common stock issued in the transaction. ONB may, however, acquire ONB common stock through periodic purchases on an anonymous basis on the open market at open market prices.

            23. ONB has no plan or intention to liquidate First National; to merge First National with and into another corporation; to sell or otherwise dispose of the common stock of First National; or to cause First National to sell or otherwise dispose of any of the assets of Harrisburg acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

            24. The liabilities of Harrisburg assumed by First National and the liabilities to which the transferred assets of Harrisburg are subject were incurred by Harrisburg in the ordinary course of its business.

            25. The fair market value of the ONB common stock and other consideration received by each Harrisburg shareholder will be approximately equal to the fair market value of the Harrisburg common stock surrendered in the exchange.

            26. Following the transaction, First National will continue the historic business of Harrisburg or use a significant portion of Harrisburg historic business assets in a business.

            27. ONB, First National, Harrisburg, and the shareholders of Harrisburg will pay their respective expenses, if any, incurred in connection with the transaction.

            28. There is no intercorporate indebtedness existing between ONB and Harrisburg or between First National and Harrisburg that was issued, acquired, or will be settled at a discount.

            29. No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

            30. Harrisburg is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 21

            31. The fair market value of the assets of Harrisburg transferred to First National will equal or exceed the sum of the liabilities assumed by First National plus the amount of liabilities, if any, to which the transferred assets are subject.

            32. The payment of cash in lieu of fractional shares of ONB common stock resulting from the exchange ratio is solely for the purpose of avoiding the expense and inconvenience to ONB of issuing fractional shares of ONB common stock and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the two (2) Harrisburg minority shareholders receiving ONB common stock instead of issuing fractional shares of ONB common stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the Harrisburg shareholders in exchange for their shares of Harrisburg common stock. The fractional share interests of each Harrisburg shareholder receiving ONB common stock will be aggregated, and no Harrisburg shareholder receiving ONB common stock will receive cash in an amount equal to or greater than the value of one (1) full share of ONB common stock.

            33. None of the compensation received by any shareholder-employee of Harrisburg will be separate consideration for, or allocable to, any of their shares of Harrisburg common stock; none of the shares of ONB common stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                                    RULINGS
                                    -------

            Based upon the information submitted and the representations set forth above, the following rulings are respectfully requested with respect to the Company Merger:

            (a) Provided that the proposed Company Merger otherwise qualifies as a reorganization under Section 368(a)(1)(A) of the Code and the Bank Merger otherwise qualifies as a reorganization under
                 Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(D) of the Code, then the Bank Merger and the receipt of ONB common stock by Shawnee shareholders in the Company Merger will not cause the Company Merger to fail to satisfy the continuity of interest requirement set forth in Treasury Regulation Section 1.368-1(b). Significant subissue under
                 Section 3.01(24) of Revenue Procedure 95-3, 1995-1 C.B. _____. Shawnee and ONB will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

            (b) Shawnee will recognize no gain or loss upon the transfer of its assets to ONB in exchange solely for ONB common stock, cash for dissenting shareholders, and the assumption by ONB of the liabilities of Shawnee. Sections 361(b) and 357(a) of the Code.

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 22

            (c) The basis of Shawnee's assets in the hands of ONB will be the same as the basis of those assets in the hands of Shawnee immediately prior to the transaction. Section 362(b) of the Code.

            (d) The holding period of the assets of Shawnee in the hands of ONB will include, in each instance, the period for which the assets were held by Shawnee. Section 1223(2) of the Code.

            (e) No gain or loss will be recognized by the shareholders of Shawnee upon the receipt of solely ONB common stock in exchange for their shares of Shawnee common stock. Section 354(a)(1) of the Code.

            (f) The basis of ONB common stock to be received by the shareholders of Shawnee will be, in each instance, the same as the basis of the common stock of Shawnee surrendered in exchange therefor. Section 358(a)(1) of the Code.

            (g) The holding period of the ONB common stock to be received by the shareholders of Shawnee in the transaction will include, in each instance, the period during which the Shawnee common stock surrendered in exchange therefor is held as a capital asset on the date of the surrender. Section 1223(1) of the Code.

            (h) No gain or loss will be recognized by ONB on the receipt of the assets of Shawnee in exchange for common stock of ONB. Section 1032(a) of the Code.

            (i) ONB will succeed to and take into account those tax attributes of Shawnee described in Section 381(c) of the Code. Section 381(a) of the Code and Section 1.381(a)-1 of the Regulations. These items will be taken into account by ONB subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Regulations thereunder.

            (j) As provided by Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Regulations, ONB will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Shawnee as of the date of the transfer. Any deficit in earnings and profits of either ONB or Shawnee will be used only to offset earnings and profits accumulated after the date or dates of transfer.

            (k) Cash received by a dissenting shareholder of Shawnee in exchange for his or her Shawnee common stock will be treated as having been received by such shareholder as a distribution in redemption of his or her Shawnee common stock, subject to the provisions and limitations of Section 302 of the Code. If, as a result of such distribution, a

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 23

                 shareholder owns no common stock of Shawnee either directly or through the application of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her Shawnee common stock, as provided by Section 302(a) of the Code.

            (l) The payment of cash in lieu of fractional share interests of ONB common stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by ONB. These cash payments will be treated as distributions in full payment in exchange for the common stock redeemed, as provided in Section 302(a) of the Code. Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574.

            Based upon the information submitted and the representations set forth above, the following rulings are respectfully requested with respect to the Bank Merger:

            (m) Provided that the proposed Bank Merger otherwise qualifies as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and the Company Merger otherwise qualifies as a reorganization under Section 368(a)(1)(A) of the Code, then the Company Merger will not prevent the Bank Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(D) of the Code. Significant subissue under Section 3.01(24) of Revenue Procedure 95-3, 1995-1 C.B. __.

            (n) The exchange of Harrisburg common stock for ONB common stock pursuant the Bank Merger will not cause the Bank Merger to fail to satisfy the "substantially all" requirement of Section 368(a)(2)(D) of the Code. For purposes of this ruling, "substantially all" means at least 90% of the fair market value of the net assets and 70% of the fair market value of the gross assets held by Harrisburg immediately prior to the proposed transaction. ONB, First National and Harrisburg will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

            (o) ONB and First National will recognize no gain or loss upon the receipt by First National of the assets of Harrisburg in constructive exchange for ONB common stock and the assumption by First National of Harrisburg's liabilities. Section 1032(a) of the Code; Rev. Rul. 57-278. 1957-1 C.B. 124.

            (p) The basis of First National common stock in the hands of ONB will be increased by an amount equal to the basis of Harrisburg's assets in the

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 24

                 hands of First National and decreased by the sum of the amount of liabilities of Harrisburg assumed by First National and the amount of liabilities to which the assets of Harrisburg are subject.

            (q) The holding period of the assets of Harrisburg to be received by First National will include, in each instance, the period during which such assets were held by Harrisburg. Section 1223(2) of the Code.

            (r) The basis of ONB common stock in the hands of the shareholders of Harrisburg (ONB) will be the same as the shareholder's basis in the Harrisburg common stock surrendered in exchange therefor. Section 358 of the Code.

            (s) The shareholders of Harrisburg will recognize no gain or loss upon the exchange of Harrisburg common stock solely for ONB common stock. Section 354(a)(1) of the Code.

            (t) The holding period of ONB common stock to be received by Harrisburg shareholders on the exchange will include the holding period during which Harrisburg's shareholders held the shares of Harrisburg common stock surrendered in exchange therefor, provided that Harrisburg's common stock is held as a capital asset on the date of the exchange. Section 1223(1) of the Code.

            (u) Harrisburg will recognize no gain or loss on the transfer of its assets to First National in constructive exchange for First National common stock and the assumption by First National of the liabilities of Harrisburg, as described above. Sections 361(a) and 357(a) of the Code.

            (v) The payment of cash in lieu of fractional share interests of ONB common stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by ONB. These cash payments will be treated as distributions in full payment in exchange for the common stock redeemed, as provided in Section 302(a) of the Code. Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574.

            (w) Harrisburg will close its taxable year as of the date of the distribution or transfer. First National will not close its taxable year merely because of the merger. Section 381(b) of the Code.

            (x) Pursuant to Section 381(a) of the Code and Section 1.381(a)-1 of the Regulations, First National will succeed to and take into account the items of Harrisburg described in Section 381(c) of the Code. These items will be taken into account by First National subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code and Regulations promulgated thereunder.

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 25

            (y) As provided by Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Regulations, First National will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Harrisburg as of the date of the transfer. Any deficit in earnings and profits will be used only to offset earnings and profits accumulated after the date of the transfer.

            (z) The affiliated group consisting of Shawnee and Harrisburg will cease to exist as of the date of the transactions and the consolidated group consisting of the ONB Group will remain in existence with ONB remaining the common parent corporation.
                 Section 1.1502-75(d)(1) of the Regulations.

           (aa) The members of the Shawnee Group will close their taxable year as of the date of the transactions. The members of the ONB Group will not close their taxable year merely because of the transactions. Section 381(b) of the Code and Section 1.1502-1(a) of the Regulations.

           (bb) For the taxable year in which the transactions become effective, the consolidated return filed by the ONB Group will include in its income for the entire year, the income of the members of the ONB Group for the entire year, excluding any period during such year when any members were not members of such group. For purposes of the preceding sentence, income of the ONB Group will include the income attributable to the assets of Shawnee and Harrisburg for the period beginning on the effective date of the transactions. Section 1.1502-76(b)(1) of the Regulations.

           (cc) The taxable years of the ONB Group ending on or before the effective date of the transactions will constitute neither separate return years nor separate return limitation years to the extent they are not so treated prior to the effective date of the transactions. Section 1.1502-1(f)(2) of the Regulations.

           (dd) No members of either the ONB or Shawnee Group will be required to take into account any unrestored balance of deferred gain or loss. Section 1.1502-13(f)(2) of the Regulations.

           (ee) Any consolidated net operating loss incurred by the ONB Group for taxable years ending after the effective date of the transactions, to the extent attributable to a member of the ONB Group before the transaction under the principles of Section 1.1502-79(a)(3) of the Regulations, may be carried back, in accordance with Section 172(b) of the Code, to the prior taxable years of the ONB Group. Loss attributable to the members of the Shawnee Group before the transaction may not be carried back to

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 26

                 prior years of the ONB Group. Sections 1.1502-79(a)(i) and 1.1502-1(e) of the Regulations.



                             PROCEDURAL STATEMENTS
                             ---------------------

            Please address a copy of your Ruling Letter to Paul F. Lindemann and John R. Short, in accordance with the enclosed Power-of-Attorney forms (Exhibits "J", "K", "L" and "M"); your original Ruling Letter should be sent to Mr. Jeffrey L. Knight, Corporate Secretary and General Counsel, Old National Bancorp, 420 Main Street, P.O. Box 718, Evansville, Indiana 47705, with a copy to William Cook, President and Chief Executive Officer, Shawnee Bancorp, Inc., 2 West Walnut Street, P.O. Drawer 448, Harrisburg, Illinois 62946.

            To the best of the knowledge of the taxpayers and their representatives, the issues raised with respect to this request are not under examination in a return of any of the taxpayers or a person related to them within the meaning of Code Section 267 or a member of an affiliated group of which the taxpayers are also a member within the meaning of Code Section 1504. Further, to the best knowledge of the taxpayers and the taxpayers' representatives, the issues:

            (1) have not previously been submitted to the Service, but withdrawn by the taxpayers before a ruling was issued,

            (2) have not been ruled upon by the Service to the taxpayers or to the taxpayers' predecessors,

            (3) have not previously been submitted to the Service in a request that is currently pending with the Service, and

            (4) are not being submitted in another letter ruling request by the taxpayer or a related taxpayer to the Service.

            Pursuant to Appendix A of Rev. Proc. 95-1, enclosed is a check in the amount of $3,575.00 in payment of the user fee for the requested ruling.

            Pursuant to Rev. Proc. 95-1, enclosed is the completed checklist for the requested ruling.

       Deletions Statement
       -------------------

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 27

            No information other than names, addresses and identifying numbers need be deleted.

       Conference Statement
       --------------------

            A conference in the National Office is hereby requested, if any decision should be under consideration inconsistent with any of the foregoing ruling requests, before such decision is actually made.

            If any additional information is desired, please contact Paul F. Lindemann at (317) 238-6210.

                                  Respectfully,

                                  On behalf of Old
                                  National Bancorp and
                                  First National Bank of Harrisburg


                                      By:      [Draft]
                                         ----------------------------------
                                         Paul F. Lindemann
                                         Krieg DeVault Alexander & Capehart
                                         One Indiana Square, Suite 2800
                                         Indianapolis, IN 46204
                                         (317) 238-6210


                                         On behalf of Shawnee Bancorp, Inc. and
                                         The Bank of Harrisburg

                                      By:      [Draft]
                                         -------------------------------------
                                         John R. Short
                                         Peper, Martin, Hensen, Maichel and
                                         Hetlage
                                         24th Floor, 720 Olive Street
                                         St. Louis, Missouri 63101
                                         (314) 444-6430

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 28

                                   ENCLOSURES
                                   ----------


Exhibit A:    Consolidated Balance Sheet of Old National Bancorp as of
              December 31, 1994

Exhibit B:    Consolidated Income Statement of Old National Bancorp as
              of December 31, 1994

Exhibit C:    Balance Sheet of The First National Bank of Harrisburg as
              of December 31, 1994

Exhibit D:    Profit & Loss Statement of The First National Bank of
              Harrisburg as of December 31, 1994

Exhibit E:    Balance Sheet of Shawnee Bancorp, Inc., as of December 31, 1994

Exhibit F:    Profit and Loss Statement of Shawnee Bancorp, Inc., as
              of December 31, 1994

Exhibit G:    Balance Sheet of The Bank of Harrisburg as of December 31, 1994

Exhibit H:    Profit and Loss Statement of The Bank of Harrisburg as
              of December 31, 1994

Exhibit I:    Agreement of Affiliation and Merger

Exhibit J:    Power of Attorney of Old National Bancorp

Exhibit K:    Power of Attorney of The First National Bank of Harrisburg

Exhibit L:    Power of Attorney of Shawnee Bancorp, Inc.

Exhibit M:    Power of Attorney of The Bank of Harrisburg

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 29

                              PERJURY DECLARATION
                              -------------------

                 Under penalties of perjury, I declare that I have examined this request, including accompanying documents, and to the best of my knowledge and belief, the facts presented in support of the requested rulings are true, correct and complete.

                                      OLD NATIONAL BANCORP ("ONB")


                                      By:    [Draft]
                                         --------------------------
                                         Jeffrey L. Knight, Corporate Secretary
                                         and General Counsel

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 30

                              PERJURY DECLARATION
                              -------------------

            Under penalties of perjury, I declare that I have examined this request, including accompanying documents, and to the best of my knowledge and belief, the facts presented in support of the requested rulings are true, correct and complete.

                                      THE FIRST NATIONAL BANK OF HARRISBURG
                                      ("FIRST NATIONAL")


                                      By:     [Draft]
                                         -----------------------------------
                                         Ronald Gibbons, President and Chief
                                  Executive Officer

Internal Revenue Service
Associate Chief Counsel (Domestic)
Attention: CC:DOM:CORP:T
Page 31

                              PERJURY DECLARATION
                              -------------------

            Under penalties of perjury, I declare that I have examined this request, including accompanying documents, and to the best of my knowledge and belief, the facts presented in support of the requested rulings are true, correct and complete.

                                      SHAWNEE BANCORP, INC. ("Shawnee")


                                      By:     [Draft]
                                          ------------------------------
                                           William Cook, President and Chief
                                           Executive Officer

                                      THE BANK OF HARRISBURG ("Harrisburg")


                                      By:      [Draft]
                                          ------------------------------
                                           William Cook, President



SS-38498-1